EXHIBIT 10.8ac
                KEY EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENT



                  THIS AGREEMENT, made and entered into as of the ______ day of ______________, 199__, by and between Arizona Public Service Company, an Arizona corporation (hereinafter referred to as the "Company") and __________________ (hereinafter referred to as the "Executive"):

                             W I T N E S S E T H :

                  WHEREAS, the Executive is employed by the Company in various managerial capacities, possesses intimate knowledge of the business and affairs of the Company, and has acquired certain confidential information and data with respect to the Company; and

                  WHEREAS, the Company desires to insure, insofar as possible, that it will continue to have the benefit of the Executive's services and to protect its confidential information and goodwill; and

                  WHEREAS, the Company recognizes that circumstances may arise in which a change in the control of the Company through acquisition or otherwise occurs thereby causing uncertainty of employment without regard to the Executive's competence or past contributions which uncertainty may result in the loss of valuable services of the Executive to the detriment of the Company and its shareholders, and the Company and the Executive wish to provide reasonable security to the Executive against changes in the Executive's relationship with the Company in the event of any such change in control; and

                  WHEREAS, both the Company and the Executive are desirous that a proposal for any change of control or acquisition will be considered by the Executive objectively and with reference only to the business interests of the Company and its shareholders;

                  WHEREAS, the Executive will be in a better position to consider the Company's best interests if the Executive is afforded reasonable security, as provided in this Agreement, against altered conditions of employment which could result from any such change in control or acquisition; and

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto mutually covenant and agree as follows:

                  1.   Definitions.

                       (a) "Accrued Benefits" shall mean the benefits payable to the Executive as described in Section 6.

                       (b) "Act" shall mean the Securities Exchange Act of 1934.

                       (c) "Base Period Income" shall be an amount equal to the Executive's "annualized includible compensation" for the "base period" as defined in Section 280G(d)(1) and (2) of the Code.

                       (d) "Beneficial Owner" shall have the same meaning as given to that term in Rule 13d-3 of the General Rules and Regulations of the Act, provided that any pledgee of Company voting securities shall not be deemed to be the Beneficial Owner thereof prior to its disposition of, or acquisition of voting rights with respect to, such securities.

                       (e) "Cause" shall be limited to (i) the engaging by the Executive in conduct which has caused demonstrable and serious injury to the Company, monetary or otherwise, as evidenced by a determination in a binding and final judgment, order or decree of a court or administrative agency of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, in an action, suit or proceeding, whether civil, criminal, administrative or investigative;
         (ii) conviction of a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, which the Company determines has a significant adverse impact on it in the conduct of its business; (iii) unreasonable neglect or refusal by the Executive to perform the Executive's duties or responsibilities (unless significantly changed without the Executive's consent); or (iv) a significant violation by the Executive of the Company's established policies and procedures as in effect of the date of the Change of Control which could subject the Executive to disciplinary action by the Company.

                       (f) "Change of Control" shall mean a change in ownership or managerial control of the stock, assets or business of the Company resulting from one (1) or more of the following circumstances:

                                    (i) A change of  control  of the  Company or
                  Pinnacle West Capital Corporation, the parent of the Company, of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act, or any successor regulation of similar import, regardless of whether the Company or Pinnacle West Capital Corporation is subject to such reporting requirement;

                                    (ii) A change of control in ownership of the
                  Company through a transaction or series of transactions, such that any Person (other than Pinnacle West Capital Corporation) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;

                                    (iii)  Any  consolidation  or  merger of the
                  Company or Pinnacle West Capital Corporation in which neither the Company nor Pinnacle West Capital Corporation is the continuing or surviving corporation or pursuant to which shares of the common stock of the Company or Pinnacle West Capital Corporation would be converted into cash (other than cash attributable to dissenters' rights), securities or other property provided by a Person other than the Company or Pinnacle West Capital Corporation, other than a consolidation or merger of either the Company or Pinnacle West Capital Corporation in which the holders of the common stock of either the Company or Pinnacle West Capital Corporation immediately prior to the consolidation or merger have approximately the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger;

                                    (iv) The  shareholders of either the Company
                  or Pinnacle West Capital Corporation approve a sale, transfer or other disposition of all or substantially all of the assets of either the Company or Pinnacle West Capital Corporation to a Person other than the Company or Pinnacle West Capital Corporation; or

                                    (v) During any period of two (2) consecutive
                  years, individuals who, at the beginning of such period, constituted the Board of Directors of the Company or Pinnacle West Capital Corporation cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period.

         Notwithstanding any provision herein to the contrary, the filing of a proceeding for the reorganization of the Company or Pinnacle West Capital Corporation under Chapter 11 of the Federal Bankruptcy Code or any successor or other statute of similar import shall not be deemed to be a Change of Control for purposes of this Agreement.

                       (g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                       (h) "Disability" shall have the same meaning as given to that term in the Company's long-term disability plan for employees.

                       (i) "Employment Period" shall mean a period commencing on the date of a Change of Control, and ending on the earlier (i) of the second anniversary of such date, or (ii) the date on which the Executive attains the age of sixty-five (65) provided that the Executive meets the criteria of the "bona fide executive" exception to the requirements of the Age Discrimination in Employment Act, codified at 29 U.S.C. ss.631(c).

                       (j) "Good Reason" shall mean:

                                    (i)   the   required   relocation   of   the
                  Executive, without the Executive's consent, to an employment location which is more than seventy-five (75) miles from the Executive's employment location on the date of the Change of Control;

                                    (ii) a significant  reduction by the Company
                  in the compensation and/or benefits provided to the Executive as in effect on the date of the Change of Control as the same may be increased from time to time during the Employment Period which reduction is not generally effective for all executives employed by the Company (or its successor) in the Executive's class or category;

                                    (iii) the removal of the  Executive  from or
                  any failure to reelect the Executive to any of the positions held by the Executive on the date of the Change of Control or any other positions to which the Executive shall thereafter be elected or assigned except in the event that such removal or failure to reelect relates to the termination by the Company of the Executive's employment for Cause or by reason of death, Disability or voluntary retirement;

                                    (iv) a significant  adverse change,  without
                  the Executive's written consent, in the nature or scope of the Executive's authority, powers, functions, duties or responsibilities, or a material reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements available to a level below that which was provided to the Executive on the date of the Change of Control and that which is necessary to perform any additional duties assigned to the Executive following the Change of Control, which change or reduction is not generally effective for all executives employed by the Company (or its successor) in the Executive's class or category; or

                                    (v) breach of any material provision of this
                  Agreement by the Company.

                       (k) "Person" shall mean any individual, partnership, joint venture, association, trust, corporation or other entity (including a "group" as defined in Section 13(d)(3) of the Act), other than an employee benefit plan of the Company or an entity organized, appointed or established pursuant to the terms of any such benefit plan.

                       (l) "Termination Date" shall mean, except as otherwise provided in Section 12, (i) the Executive's date of death; (ii) the date of the Executive's voluntary early retirement as agreed upon in writing by the Company and the Executive; (iii) sixty (60) days after the delivery of the Notice of Termination terminating the Executive's employment on account of Disability pursuant to Section 9, unless the Executive returns full-time to the performance of his or her duties prior to the expiration of such period; (iv) the date of the Notice of Termination if the Executive's employment is terminated by the Executive voluntarily other than for Good Reason; and (v) sixty (60) days after the delivery of the Notice of Termination if the Executive's employment is terminated by the Company (other than by reason of Disability) or by the Executive for Good Reason.

                       (m) "Termination Payment" shall mean the amount described in Section 6(b)(i).

                       (n) "Total Payments" shall mean the sum of the Termination Payment and any other payments to or for the benefit of the Executive in the nature of compensation, receipt of which is contingent on the Change of Control and to which Section 280G of the Code applies.

                  2. Employment Period. The Company and the Executive shall retain the right to terminate the employment of the Executive at any time and for any reason prior to a Change of Control. If a Change of Control occurs when the Executive is employed by the Company, the Company will continue thereafter to employ the Executive, and the Executive will remain in the employ of the Company, in accordance with the terms and provisions of this Agreement, during the Employment Period.

                  3. Duties. During the Employment Period, the Executive shall, in the same capacities and positions held by the Executive at the time of such Change of Control or in such other capacities and positions as may be agreed to by the Company and the Executive in writing, devote the Executive's best efforts, attention and skill to the business and affairs of the Company, as such business and affairs now exist and as they may hereafter be conducted. The services which are to be performed by the Executive hereunder are to be rendered at an employment location which is not more than seventy-five (75) miles from the Executive's employment location of the date of the Change of Control, or in such other place or places as shall be mutually agreed upon in writing by the Executive and the Company from time to time. The Executive shall not be required to be absent from such employment location for more than forty-five (45) consecutive days in any fiscal year without the Executive's consent.

                  4. Compensation. During the Employment Period, the Executive shall be compensated as follows:

                           (a) The Executive shall receive, at such intervals and in accordance with such standard policies as may be in effect on the date of the Change of Control, an annual salary not less than the Executive's annual salary as in effect as of the date of the Change of Control, subject to adjustment as provided in Section 5;

                           (b) The Executive shall be reimbursed, at such intervals and in accordance with such standard policies as may be in effect on the date of the Change of Control, for any and all monies advanced in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive on behalf of the Company, including travel expenses;

                           (c) The Executive shall be included to the extent eligible thereunder in any and all plans providing general benefits for the Company's employees, including but not limited to, group life insurance, hospitalization, disability, medical, dental, pension, profit sharing, savings and stock bonus plans and be provided any and all other benefits and perquisites made available to other employees of comparable status and position, on the same terms and conditions as generally provided to employees of comparable status and position;

                           (d) The Executive shall receive annually not less than the amount of paid vacation and not fewer than the number of paid holidays received annually immediately prior to the Change of Control or such greater amount of paid vacation and number of paid holidays as may be made available annually to other employees of comparable status and position with the Company; and

                           (e) The Executive shall be included in all plans providing special benefits to other employees of comparable status, including but not limited to bonus, deferred compensation, incentive compensation, supplemental pension, stock option, stock appreciation, stock bonus and similar or comparable plans extended by the Company from time to time to managers and other employees of comparable status.

                  5. Annual Compensation Adjustments. During the Employment Period, the Board of Directors of the Company, an appropriate committee of the Board or the President of the Company, whichever is appropriate, shall consider and appraise, at least annually, the Executive's compensation. In determining such compensation, the Board, the appropriate committee thereof or the President, whichever is appropriate, shall consider the commensurate increases given to other corporate officers and key employees generally, the scope and success of the Company's operations, the expansion of Executive's duties and the Executive's performance of his duties.

                  6.   Payments Upon Termination.

                           (a) Accrued Benefits. For purposes of this Agreement, the Executive's Accrued Benefits shall include the following amounts:
         (i) all salary earned or accrued through the Termination Date; (ii) reimbursement for any and all monies advanced in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive through the Termination Date; (iii) any and all other cash benefits previously earned through the Termination Date and deferred at the election of the Executive or pursuant to any deferred compensation plans then in effect; (iv) a lump sum payment of the bonus or incentive compensation otherwise payable to the Executive with respect to the year in which termination occurs under any bonus or incentive compensation plan or plans in which the Executive is a participant; and (v) all other payments and benefits to which the Executive may be entitled under the terms of any benefit plan of the Company. Payment of Accrued Benefits shall be made promptly in accordance with the Company's prevailing practice and the terms of any applicable benefit plans, contracts or arrangements.

                           (b) Termination Payment. (i) For purposes of this Agreement and subject to the limits set forth in Section 6(b)(ii) hereof, the Executive's Termination Payment shall be an amount equal to
         (A) plus (B), multiplied by (C), where

                                    (A) Equals  the  Executive's  rate of annual
                           salary, as in effect on the date of the Change of Control and as adjusted thereafter from time to time pursuant to Section 5;

                                    (B) Equals the amount of the average  annual
                           dollar award paid to the Executive pursuant to the Company's regular bonus plan or arrangement with respect to the four (4) years (or the number of years of the Executive's employment if less than four (4) years) preceding the Termination Date which shall be determined by dividing the total dollar amount paid to the Executive under such plan or arrangement with respect to such number of years by four (4) (or the number of years of the Executive's employment if less than four (4) years); and

                                    (C) Equals one (1).

                  The Termination Payment shall be payable in a lump sum on the Executive's Termination Date. Such lump sum payment shall not be reduced by any present value or similar factor. The Executive shall not be required to mitigate the amount of such payment by securing other employment or otherwise and such payment shall not be reduced by reason of the Executive securing other employment or for any other reason.

                           (ii) It is the intention of the Company and the Executive that no portion of the Termination Payment and any other payment under this Agreement, or payments to or for the benefit of the Executive under any other agreement, plan or arrangement be deemed to be an "excess parachute payment" as defined in Section 280G of the Code. It is agreed that the present value of the Total Payments shall not exceed an amount equal to two and ninety-nine hundredths (2.99) times the Executive's Base Period Income, which is the maximum amount which the Executive may receive without becoming subject to the tax imposed by Section 4999 of the Code or which the Company may pay without loss of deduction under Section 280G(a) of the Code. Present value for purposes of this Agreement shall be calculated in accordance with the regulations issued under Section 280G of the Code. Within sixty (60) days following delivery of the Notice of Termination or notice by the Company to the Executive of its belief that there is a payment or benefit due the Executive which will result in an excess parachute payment as defined in Section 280G of the Code, the Executive and the Company shall, at the Company's expense, obtain the opinions, which need not be unqualified, of legal counsel and certified public accountants or a firm of recognized executive compensation consultants. The Executive shall select said legal counsel, certified public accountants and executive compensation consultants; provided that if the Company does not accept one (1) or more of the parties selected by the Executive, the Company shall provide the Executive with the names of such legal counsel, certified public accountants and/or executive compensation consultants as the Company may select; if the Executive does not accept the party or parties selected by the Company, the legal counsel, certified public accountants and/or executive compensation consultants selected by the Executive and the Company, respectively, shall select the legal counsel, certified public accountants and/or executive compensation consultants, whichever is applicable, who shall provide the opinions required by this Section 6(b)(ii). The opinions required hereunder shall set forth (a) the amount of the Base Period Income of the Executive, (b) the present value of Total Payments and
         (c) the amount and present value of any excess parachute payments. In the event that such opinions determine that there would be an excess parachute payment, the Termination Payment or any other payment determined by such counsel to be includible in Total Payments shall be reduced or eliminated as specified by the Executive in writing delivered to the Company within thirty (30) days of his or her receipt of such opinions or, if the Executive fails to so notify the Company, then as the Company shall reasonably determine, so that under the bases of calculation set forth in such opinions there will be no excess parachute payment. The provisions of this Section 6(b)(ii), including the calculations, notices and opinions provided for herein shall be based upon the conclusive presumption that the compensation and benefits provided for in Section 4 hereof and any other compensation, including but not limited to the Accrued Benefits, earned on or after the date of Change of Control by the Executive pursuant to the Company's compensation programs if such payments would have been made in the future in any event, even though the timing of such payment is triggered by the Change of Control, are reasonable compensation for services rendered prior to the Change of Control; provided, however, that in the event legal counsel so requests in connection with the opinion required by this Section 6(b)(ii), a firm of recognized executive compensation consultants, selected by the Executive and the Company pursuant to the procedures set forth above, shall provide an opinion, upon which such legal counsel may rely, as to the reasonableness of any item of compensation as reasonable compensation for services rendered prior to the Change of Control by the Executive. In the event that the provisions of Sections 280G and 4999 of the Code are repealed without succession, this Section 6(b)(ii) shall be of no further force or effect.

                  7. Death. If the Executive shall die during the Employment Period, but after delivery of a Notice of Termination by the Company for reasons other than Cause or disability or by the Executive for Good Reason, the Executive's employment shall terminate on his or her date of death and the Executive's estate, heirs and beneficiaries shall be entitled to the Executive's Accrued Benefits as of the Termination Date, all benefits available to them under the Company's benefits plans as in effect on the Termination Date on account of the Executive's death, and, subject to the provisions of this Agreement, to such Termination Payment as the Executive would have been entitled to had the Executive survived. In such event, the Termination Date shall be sixty (60) days following delivery of the Notice of Termination subject to the provisions of Section 12.

                  If the Executive shall die during the Employment Period, but prior to the delivery of a Notice of Termination, the Executive's employment shall terminate and the Executive's estate, heirs and beneficiaries shall receive all the Executive's Accrued Benefits through the Termination Date and all benefits available to them under the Company's benefit plans as in effect on the Termination Date on account of the Executive's death.

                  8. Retirement. If, during the Employment Period, the Executive and the Company shall execute an agreement providing for the voluntary retirement of the Executive from the Company, the Executive shall receive only his or her Accrued Benefits through the Termination Date.

                  9. Termination for Disability. If, as a result of the Executive's Disability, the Executive shall have been absent from the Executive's duties hereunder on a full-time basis for five (5) consecutive months during the Employment Period, and within sixty (60) days after the Company notifies the Executive in writing that it intends to terminate the Executive's employment, the Executive shall not have returned to the performance of his or her duties on a full-time basis, the Company may terminate the Executive's employment, subject to Section 12. During the term of the
Executive's Disability prior to termination, the Executive shall continue to receive all salary and benefits payable under Sections 4 and 5, including participation in all employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the disability provided that the Executive's continued participation is permitted under the terms and provisions of such plans, programs and arrangements. In the event that the Executive's participation in any such plan, program or arrangement is barred as the result of such Disability, the Executive shall be entitled to receive an amount equal to the annual contributions, payments, credits or allocations which would have been paid by the Company to the Executive, to the Executive's account or on the Executive's behalf under such plans, programs and arrangements. In the event the Executive's employment is terminated on account of the Executive's Disability in accordance with this Section 9, the Executive shall receive his or her Accrued Benefits in accordance with Section 6(a) hereof and shall remain eligible for all benefits provided by any long-term disability programs of the Company in effect at the time of such termination.

                  10. Termination Not Giving Rise to a Termination Payment. If, during the Employment Period, the Executive's employment is terminated for Cause, or if the Executive voluntarily terminates his or her employment other than for Good Reason, subject to the procedures set forth in Section 12, the Executive shall be entitled to receive only his or her Accrued Benefits in accordance with Section 6(a).

                  11. Termination Giving Rise to a Termination Payment. If, during the Employment Period, the Executive's employment is terminated by the Executive for Good Reason or by the Company other than by reason of death, Disability pursuant to Section 9 or Cause, subject to the procedures set forth in Section 12,

                           (a) the Executive shall be entitled to receive and the Company shall pay the Executive's Accrued Benefits in accordance with Section 6(a) and, in lieu of further salary payments for periods following the Termination Date, as severance pay, a Termination Payment;

                           (b) the Executive and his or her dependents shall continue to be covered for one (1) year, under the same terms and conditions, by the medical plan and/or dental plan maintained by the Company which covered that Executive and his or her dependents prior to the Executive's Termination Date. The Executive and the Company shall share the cost of such continued coverage in the same proportions as they shared the cost of such coverage prior to the Executive's Termination Date. For purposes of satisfying the Company's obligation under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") to continue group health care coverage to the Executive and his or her dependents as a result of the Executive's termination of employment, the period during which the Executive is permitted to continue to participate in the Company's medical plans and/ or dental plans under this Section 11(b) shall be taken into account and treated as part of the period during which the Executive and his or her dependents are entitled to continued coverage under the Company's group health plans under COBRA. Following the end of the continuation period specified in this Section 11(b), the Executive and his or her dependents shall be covered under such plans and arrangements only as required under the provisions of COBRA;

                           (c) the Executive's termination shall be treated as a "Normal Termination" as defined in the Pinnacle West Capital Corporation Stock Option and Incentive Plan, as amended from time to time, and in any successor plan thereto, which shall entitle the Executive to exercise any outstanding stock options during the three
         (3) month period beginning on the Executive's Termination Date, and any restrictions remaining on any "Restricted Stock" (as defined in such plan) awarded to the Executive shall lapse on his or her Termination Date; and

                           (d) "out-placement" services will be provided by the Company to the Executive for a period beginning on the Executive's Termination Date. Such services shall be provided for a period equal to one (1) week per year of service with the Company or an affiliate, plus one (1) week for each two (2) years by which the Executive's age exceeds age forty (40), plus one (1) week for each Ten Thousand Dollars ($10,000) of compensation, but in no event less than six (6) months. Notwithstanding the foregoing, the Executive's right to out-placement services shall terminate on the earlier of the date on which the Executive becomes employed in a position commensurate with his or her current salary and responsibilities or on the last day of the period determined pursuant to the formula set forth in this Section 11(d). The "out-placement" services shall be provided by an out-placement company selected by the Company.

                  12. Termination Notice and Procedure. Any termination by the Company or the Executive of the Executive's employment during the Employment Period shall be communicated by written Notice of Termination to the Executive if such Notice is delivered by the Company and to the Company if such Notice is delivered by the Executive, all in accordance with the following procedures:

                           (a) The Notice of Termination shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances alleged to provide a basis for termination.

                           (b) Any Notice of Termination by the Company shall be approved by a resolution duly adopted by a majority of the directors of the Company then in office, specifying in detail the basis for such termination.

                           (c) If the Company shall give a Notice of Termination for Cause or by reason of Disability and the Executive in good faith notifies the Company that a dispute exists concerning such termination within the fifteen (15) day period following the Executive's receipt of such notice, the Executive may elect to continue his or her employment during such dispute. If it is thereafter determined that (i) the reason given by the Company for termination did exist, the Executive's Termination Date shall be the earlier of (A) the date on which the dispute is finally determined, either by mutual written agreement of the parties or pursuant to Section 14, (B) the date of the Company's Notice of Termination for Cause, (C) the date of the Executive's death, or (D) one day prior to the end of the Employment Period, and the Executive shall not be entitled to a Termination Payment based on events occurring after the Company delivered its Notice of Termination; or (ii) the reason given by the Company for termination did not exist, the employment of the Executive shall continue as if the Company had not delivered its Notice of Termination and there shall be no Termination Date arising out of such notice.

                           (d) If the Executive shall in good faith give a Notice of Termination for Good Reason and the Company notifies the Executive that a dispute exists concerning the termination within the fifteen (15) day period following the Company's receipt of such notice, the Executive may elect to continue his or her employment during such dispute. If it is thereafter determined that (i) Good Reason did exist, the Executive's Termination Date shall be the earlier of (A) the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a court of competent jurisdiction, (B) the date of the Executive's death, or (C) one day prior to the end of the Employment Period, and the Executive's Termination Payment shall reflect events occurring after the Executive delivered his or her Notice of Termination; or (ii) Good Reason did not exist, the employment of the Executive shall continue after such determination as if the Executive had not delivered the Notice of Termination asserting Good Reason.

                           (e) If the Executive does not elect to continue employment pending resolution of a dispute regarding a Notice of Termination under Sections 12(c) and (d), and it is finally determined that the reason for termination set forth in such Notice of Termination did not exist, if such notice was delivered by the Executive, the Executive will be deemed to have voluntarily terminated his or her employment and if delivered by the Company, the Company will be deemed to have terminated the Executive other than by reason of death, disability or Cause.

                           (f) If the opinion required to be delivered pursuant to Section 6(b)(ii) shall not have been delivered on or before the date that would otherwise constitute the Termination Date, the Termination Date shall be delayed to the earlier of the date on which such opinion is delivered or one (1) day prior to the end of the Employment Period.

                  13.      Obligations of the Executive.

                           (a) The Executive agrees that if, during the Employment Period, the Executive's employment is terminated in a manner entitling the Executive to a Termination Payment or the Executive has voluntarily terminated his or her employment, the Executive shall not, for a period commencing on the Termination Date and ending after one
         (1) year, (i) act in a similar capacity for any electric utility company which competes to a substantial degree with the Company in the State of Arizona or (ii) engage in any activity involving substantial competition with the Company in the electric utility industry in the State of Arizona, without the prior written approval of the Company's Board of Directors; provided, however, that nothing in this Section 13(a) shall prohibit the Executive from owning stock or other securities of a competitor amounting to less than twenty percent (20%) of the stated capital of such competitor.

                           (b) The Executive covenants and agrees, during the Executive's employment by the Company and following his or her Termination Date, to hold in strict confidence any and all information in the Executive's possession as a result of the Executive's employment with the Company; provided that nothing in this Agreement shall be construed as prohibiting the Executive from reporting any suspected instance of illegal activity of any nature, any nuclear safety concern, any workplace safety concern or any public safety concern to the United States Nuclear Regulatory Commission, United States Department of Labor or any federal or state governmental agency or prohibiting the Executive from participating in any way in any state or federal administrative, judicial or legislative proceeding or investigation with respect to any such claims and matters.

                  14. Arbitration. All claims, disputes and other matters in question between the parties arising under this Agreement, other than Section 13 which may be enforced by the Company through injunctive relief, shall be decided by arbitration in accordance with the rules of the American Arbitration Association, unless the parties mutually agree otherwise. Any arbitration required under this Agreement shall be held in Phoenix, Arizona, unless the parties mutually agree otherwise. The Company shall pay the costs of any such arbitration. The award by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any state or Federal court having jurisdiction thereof.

                  15. Expenses and Interest. If, after a Change of Control a good faith dispute arises with respect to the enforcement of the Executive's rights under this Agreement or if any arbitration or legal proceeding shall be brought in good faith to enforce or interpret any provision contained herein, or to recover damages for breach hereof and the Executive is the prevailing party, the Executive shall recover from the Company any reasonable attorney's fees and necessary costs and disbursements incurred as a result of such dispute or legal proceeding, and prejudgment interest on any money judgment obtained by the Executive calculated at the rate of interest announced by Bank One of Arizona from time to time as its prime rate from the date that payments to the Executive should have been made under this Agreement.

                  16. Payment Obligations Absolute. The Company's obligation during and after the Employment Period to pay the Executive the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, provided that the Company may apply amounts payable under this Agreement to any debts owed to the Company by the Executive on his or her Termination Date, and provided further that the amount payable under this Agreement shall be offset by any amounts payable to the Executive under a separate severance plan, agreement or arrangement established by the Company so that in no event shall the total amount received by the Executive be more than the amount permitted under Section 6(b)(ii). All amounts payable by the Company under this Agreement shall be paid without notice or demand. Each and every payment made under this Agreement by the Company shall be final. Notwithstanding the foregoing, in the event that the Company has paid an Executive more than the amount to which the Executive is entitled under this Agreement, the Company shall have the right to recover all or any part of such overpayment from the Executive or from whomsoever has received such amount.

                  17. Successors. (a) If all or substantially all of the Company's business and assets are sold, assigned or transferred to any Person, or if the Company merges into or consolidates or otherwise combines with any Person which is a continuing or successor entity, then the Company shall assign all of its right, title and interest in this Agreement as of the date of such event to the Person which is either the acquiring or successor corporation, and such Person shall assume and perform from and after the date of such assignment the terms, conditions and provisions imposed by this Agreement upon the Company. Failure of the Company to obtain such assignment shall be a breach of this Agreement. In case of such assignment by the Company and of assumption and agreement by such Person, all further rights as well as all other obligations of the Company under this Agreement thenceforth shall cease and terminate and thereafter the expression "the Company" wherever used herein shall be deemed to mean such Person(s).

                           (b) This Agreement and all rights of the Executive shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, estates, executors, administrators, heirs and beneficiaries. In the event of the Executive's death, all amounts payable to the Executive under this Agreement shall be paid to the Executive's estate, heirs and representatives. This Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor, surviving or resulting corporation or other entity to which all or substantially all of the Company's business and assets shall be transferred whether by merger, consolidation, transfer or sale. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company.

                  18. Enforcement. The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

                  19. Amendment or Termination. The term of this Agreement shall run until December 31, 199__, and shall continue for additional one (1) year periods thereafter, unless the Company notifies the Executive in writing six (6) months prior to December 31, 199__ (or the anniversary of that date in the event the Agreement continues beyond that date pursuant to the provisions of this Section 19) that it does not intend to continue the Agreement. Notwithstanding the foregoing, (i) if a Change of Control has occurred on or before the date on which the Agreement would be terminated by the Company in accordance with this Section 19, the Agreement shall not terminate with respect to that Change of Control until the end of the Employment Period, and (ii) this Agreement shall terminate if, prior to a Change in Control, the Executive ceases to be employed by the Company as a manager or executive.

                  This Agreement sets forth the entire agreement between the Executive and the Company with respect to the subject matter hereof, and supersedes all prior oral or written negotiations, commitments, understanding and writing with respect thereto.

                  This Agreement may not be terminated, amended or modified during its term as specified above except by written instrument executed by the Company and the Executive.

                  20. Withholding. The Company shall be entitled to withhold from amounts to be paid to the Executive under this Agreement any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold. The Company shall be entitled to rely on an opinion of counsel if any question as to the amount or requirement of any such withholding shall arise.

                  21. Venue; Governing Law. This Agreement and the Executive's and Company's respective rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Arizona. Any action concerning this Agreement shall be brought in the Federal or state courts located in the County of Maricopa, Arizona, and each party consents to the venue and jurisdiction of such courts.

                  22. Notice. Notices given pursuant to this Agreement shall be in writing and shall be deemed given when received, and if mailed, shall be mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid, if to the Company, to

                           Board of Directors
                           Arizona Public Service Company
                           400 North 5th Street
                           Phoenix, Arizona 85004
                           Attention:  Corporate Secretary

                           or if to the Executive, to





or to such other address as the party to be notified shall have given to the other.

                  23. Funding. Benefits payable under this Agreement shall constitute an unfunded general obligation of the Company payable from its general assets, and the Company shall not be required to establish any special fund or trust for purposes of paying benefits under this Agreement. The Executive shall not have any vested right to any particular assets of the Company as a result of execution of this Agreement and shall be a general creditor of the Company.

                  24. No Waiver. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

                  25. Headings. The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement, on the date and year first above written.

                                       ARIZONA PUBLIC SERVICE COMPANY



                                   By
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                                       Its
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ATTEST:



By
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    Its
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                                                       Executive